Exhibit 1.1

2,750,498 SHARES

ANAPTYSBIO, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

August 13, 2024

TD SECURITIES (USA) LLC

LEERINK PARTNERS LLC

 As Representatives of the several Underwriters

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Leerink Partners LLC

255 California Street, 5th Floor

San Francisco, California 94111

Dear Sirs:

1. INTRODUCTORY. AnaptysBio, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 2,750,498 shares (the “Stock”) of common stock, $0.001 par value (the “Common Stock”), of the Company. TD Securities (USA) LLC and Leerink Partners LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(i) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Registration Statement. A registration statement of the Company on Form S-3 (File No. 333-261953) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act and the Rules and Regulations. Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(i)(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer or sale of the Stock has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof, as supplemented by the final prospectus supplement relating to the offer and sale of the Stock, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to (i) the Registration Statement shall be deemed to refer to and include the annual report of the last completed fiscal year of the Company on Form 10-K filed under Section 13(a) or 15(d) of the Exchange Act prior to the date hereof and (ii) the effective date of such Registration Statement shall be deemed to refer to and include the date such Registration Statement became effective and, if later, the date such Form 10-K was so filed. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means August 13, 2024, 8:00 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(d) Registration Statement and Prospectus Contents. At the respective times, the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Offering Materials Furnished to the Representatives. The Company has delivered to the Representatives one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested. The Registration Statement, General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Representatives for use in connection with the public offering of the Stock contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(g) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Stock pursuant to Rules 164, 405 and 433 under the Securities Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Stock did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein. Except for the Issuer Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without each of the Representatives’ prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(h) Due Incorporation; Subsidiary.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the business, properties, assets, business prospects, financial condition, results of operations or capitalization of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with the ability of the Company to issue and sell the Stock under this Agreement (any such effect, prevention or interference, a “Material Adverse Effect”).

(ii) The only “significant subsidiaries” (as defined in Rule 405 of the rules and regulations of the Commission) of the Company are the significant subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K, as filed with the Commission, for its most recently completed fiscal year, other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those significant subsidiaries formed since the last day of the most recently ended fiscal year. Each such significant subsidiary has been duly organized, is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus and is duly qualified to transact business and is in good standing, if applicable, in each jurisdiction in which such qualification is required, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued share capital or other equity interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, charges, encumbrances, equities, security interests, restrictions on voting or transfer or any other claims.

(i) Dividend Restrictions. Except as disclosed in the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(j) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the conversion or exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The Common Stock (including the Stock) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and are not subject to any preemptive, first refusal, or similar right. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have outstanding, options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or its subsidiaries, or any such warrants, convertible securities or obligations. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(k) Authorization of the Stock. The Stock have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Stock is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Stock.

(l) Financial Statements. The financial statements (including the related notes thereto) and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial condition of the Company and its consolidated subsidiary as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the entire period involved except as may be set forth in the related notes thereto and provided, that unaudited interim financial statements, which are subject to normal year-end adjustments, may not contain certain footnotes, as permitted by the rules of the Commission. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its consolidated subsidiary. No other financial statements, schedules or reconciliations of “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Securities Act and the Exchange Act to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Independent Accountants. KPMG LLP, who certified the financial statements and supporting schedules of the Company and its consolidated subsidiary included in the Registration Statement, the General Disclosure Package and the Prospectus, are (i) independent accountants as required by the Securities Act, the Exchange Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(n) No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been a Material Adverse Effect, (ii) the Company and its subsidiaries, considered as one entity, have not incurred, nor will it incur, any material liabilities or obligations, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(o) Investment Company. The Company is not, and, after giving effect to the issuance and sale of the Stock and the use of the proceeds therefrom as described in the and the Prospectus, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Investment Company Act”).

(p) Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or its subsidiaries or any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, including the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq Global Select Market or such other national securities exchange on which the Common Stock, including any Stock, are then listed (the “Principal Market”), administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit. There are no pending investigations known to the Company involving the Company by any governmental agency having jurisdiction over the Company or its business or operations.

(q) Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company and its subsidiaries have (i) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) performed in all material respects the obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected. To the knowledge of the Company, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written or oral notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. The Company is not in violation of any provision of its certificate of incorporation or by-laws. The disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of Federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects.

(r) No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Stock by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the underwriters of the Stock to be sold by the Company.

(s) Agreement Duly Authorized. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.

(t) No Conflicts. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Stock to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation or by-laws of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its subsidiaries, except, in the case of clause (ii) above, as would not reasonably be expected to have a Material Adverse Effect.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or are not material to the business of the Company or its subsidiaries. The Company and its subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

(v) Documents Described in Registration Statement. There is no document or Contract required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof.

(w) No Untrue Statement; Statistical and Market Data. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect. All statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(x) No Price Stabilization or Manipulation. Neither the Company nor, to the Company’s knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Stock.

(y) No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the General Disclosure Package the Prospectus or the offering of the Stock, except for rights that have been duly waived with respect to such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(z) Stock Exchange Listing. The Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Stock under the Exchange Act or delisting the Stock from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(aa) Labor Matters. Neither the Company nor its subsidiaries is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened.

(bb) No Unlawful Payments. Neither the Company nor its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, Affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) No Conflicts with Sanctions Laws. Neither the Company nor its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, Affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Stock hereunder, or lend, contribute or otherwise make available such proceeds to its subsidiaries, any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee) Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns and have paid all taxes required to be filed or paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(i) hereof in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(ff) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(gg) Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company to any material tax penalty on prohibited transactions or has not adequately been corrected. Each plan maintained or contributed to by the Company is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such plan, except for any noncompliance which would not result in the imposition of a material liability or penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, each ERISA Plan has obtained a favorable determination letter or opinion or advisory letter, if applicable as to its qualified status under the Code, each such ERISA Plan has timely adopted all currently effective amendments to the Code to the extent any such amendments are required under the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would affect the qualified status of any such ERISA Plan. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA. Each plan maintained or contributed to by the Company that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder.

(hh) Title to Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, have valid and enforceable licenses for or otherwise have adequate rights to use technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, patent applications, trademarks, service marks, trade and service mark registrations, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs, technical data and information and other intellectual property (collectively, the “Intellectual Property”) that are or would reasonably be expected to be material to their business as currently conducted or as currently proposed to be conducted (including upon the commercialization of products or services described in the Registration Statement, the General Disclosure Package or the Prospectus as under development) or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiaries. The Company’s Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there are no third parties who have or, or who will be able to establish rights to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Company and its subsidiaries, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company received any claim from a third party that) the Company or its subsidiaries infringe or otherwise violate, or would, upon the commercialization of any product or service as described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or otherwise violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of another, and the Company and its subsidiaries are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the knowledge of the Company, no employee of the Company is or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (vii) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its subsidiaries, and all such agreements are in full force and effect; (viii) to the knowledge of the Company, there is no prior art that may render any patent within the Intellectual Property invalid or that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) to the knowledge of the Company, there are no material defects in any of the patents or patent applications within the Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(ii) Trademarks. The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their business as described in the Prospectus. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their business or otherwise.

(jj) Protection of Intellectual Property. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate, and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.

(kk) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and that is not so described. Since inception, the

Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or Affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Exchange Act.

(ll) Environmental Matters. Each of the Company and its subsidiaries (i) is in compliance with any and all applicable federal, state, local and non-U.S. laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

(mm) Controls and Procedures.

(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains (i) effective “internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iii) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in its internal controls, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year; or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(nn) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Stock will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(oo) Data Presentation. The preclinical studies and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package and the Prospectus (the “Company Studies”) were and, if still pending, are being, conducted in all material respects in accordance with their experimental protocols; the descriptions of the results of the Company Studies contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects; the Company has no knowledge of any other preclinical studies or clinical trials not described in the Registration Statement, the General Disclosure Package and the Prospectus the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company has not received any written notices or correspondence from the U.S. Food and Drug Administration (the “FDA”) or any foreign, state or local governmental body exercising comparable authority (the “Regulatory Agencies”) requiring the termination, suspension or material modification of any Company Studies that would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. To the Company’s knowledge, none of the Company Studies involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(pp) Regulatory Filings. The Company has not failed to file with the Regulatory Agencies any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or any other filing required by any other applicable Regulatory Agency or governmental authority; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; all such filings, declarations, listings, registrations, reports or submissions were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by subsequent submission); and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Agency or other governmental authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(qq) Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries hold, and are operating in compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities (including, without limitation, the FDA) required for the conduct of its business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other governmental authority relating to the Company or its subsidiaries, its business and its products, when submitted to the FDA or other governmental authority by or on behalf of the Company or its subsidiaries, were true, complete and correct in all material respects. Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA or other governmental authority, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not received any notification, correspondence or any other written communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, of potential or actual material non-compliance by, or material liability of, the Company or its subsidiaries under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Company or its subsidiaries under any Permits.

(rr) Compliance with Certain Regulatory Matters. The Company, its subsidiaries, and to the Company’s knowledge, its directors, officers, employees and agents have operated and currently are in compliance in all material respects with applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” includes, without limitation: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (defined below) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company, its subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has been debarred, excluded or suspended from participation in or receiving payment from any federal, state or local government health care program or is subject to an audit, investigation, proceeding, or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension or exclusion.

(ss) Absence of Certain Regulatory Actions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries, have not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for

Company product candidates) subject to a governmental authority (including, without limitation, the FDA) shutdown or import or export prohibition, nor have the Company and its subsidiaries received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Company’s knowledge, neither the FDA nor any other governmental authority has threatened such action. Neither the Company nor its subsidiaries, has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, Regulatory Agency, or other governmental authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened.

(tt) No Rating. Neither the Company nor its subsidiaries, has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(uu) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(vv) Required Filings. The Company has timely made all filings required to be made by it under the Exchange Act.

(ww) FINRA Matters. All of the information provided to the Representatives or to counsel for the Representatives by the Company, or to the Company’s knowledge, by its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Stock is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6). Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Representatives in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Stock.

(xx) Cybersecurity. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect all confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) any information that relates to an identified or identifiable individual or device, including, but not limited to, name, address, telephone number, email address, username and password, photograph, government-issued identifier, online identifier, or any other data used or intended to be used to identify, contact or precisely locate an individual and (ii) any other information which is classified as “personal data,” “personal information,” “personally identifiable information” (or other similar term) under the Privacy Laws or Policies (each as defined below). There have been no material disruptions to or violations or outages of any of the IT Systems nor any occurrence of any unlawful, accidental, or unauthorized destruction, loss, modification or disclosure, use of, or access to, any IT Systems, confidential information, or Personal Data maintained by or on behalf of the Company, nor any incidents under internal review or investigations relating to any of the foregoing. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Processing of Personal Data and to the protection of such IT Systems and Personal Data from unlawful, accidental, or unauthorized destruction, loss, disclosure, use, access, misappropriation or modification.

(yy) Data Privacy Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are, and at all prior times were, in compliance with all applicable state and federal laws and regulations relating to data privacy and security or the Company’s collection, storage, use, retention, disclosure, transfer, disposal, handling, analysis, or other processing (collectively, “Processing”) of data, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder (“HIPAA”), Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016, as amended from time to time, and all national laws and regulations implementing it (“EU GDPR”) and the European Union General Data Protection Regulation as it forms part of UK law by virtue of Section 3 of the European Union (Withdrawal) Act 2018 (as amended, including by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019) (“UK GDPR”) (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps designed to ensure compliance in all material respects with all of their policies and procedures relating to data privacy and security and the Company’s Processing of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by Privacy Laws and Policies, and t none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws or the Company’s Processing of Personal Data, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Stock set forth opposite the names of the Underwriters in Schedule A hereto. The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $34.31 per share (the “Purchase Price”).

The Company will deliver the Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on August 15, 2024, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Stock may be varied by agreement between the Company and the Representatives.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Stock to or through any affiliate of an Underwriter.

4. Further Agreements of the Company

(i) FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a) Required Filings; Amendments or Supplements; Notice to the Representative. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object in a timely manner by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the

Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its reasonable efforts to obtain the withdrawal of such order.

(b) Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not, other than the final term sheet prepared and filed pursuant to Section 4(d) hereof, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule C hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance reasonably satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f) Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) Delivery of Copies. Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) any Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and

(vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) Blue Sky Compliance. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company shall not be obligated to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Reports. Upon request, during the period of three (3) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j) Lock-Up. During the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Stock) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Common Stock, options to purchase Common Stock, restricted stock units and shares of Common Stock underlying options and restricted stock units granted and other securities, each pursuant to any director or employee equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (ii) issue Common Stock pursuant to the exercise (including net exercise), vesting of restricted stock units or conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iii) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iii) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; (iv) enter into an agreement providing for the issuance of Common Stock or securities convertible into or exercisable for shares of Common Stock in connection with any acquisition, joint venture, collaboration, licensing, commercial relationship or other strategic transaction, provided that the aggregate number of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, that the Company may issue or agree to issue pursuant to this clause (iv) shall not exceed 5% of the total outstanding shares of Common Stock immediately following the issuance of Stock pursuant hereto; (v) beginning 30 days after the date of this Agreement, issue shares of Common Stock pursuant to the Company’s “at-the-market” offering program referred to in the Prospectus; and (vi) beginning 75 days after the date of this Agreement, file a registration statement on Form S-3 under the Securities Act to register the offer and sale of securities to be issued and issue securities pursuant to such registration statement provided such registration statement will replace the Initial Registration Statement upon its expiration. The Company will cause each person and entity listed in Schedule D to furnish to the Representative, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(k) Delivery of SEC Correspondence. To supply the Representatives with copies of all written formal correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(l) Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives is notified), without the prior consent of the Representatives (which consent shall not be unreasonably withheld or delayed), unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(m) Compliance with Regulation M. Until the Representatives shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(n) Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Stock.

(o) Use of Proceeds. To apply the net proceeds from the sale of the Stock as set forth in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(p) Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Stock.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto any document incorporated by reference therein and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representatives and the Underwriters, any Underwriter’s questionnaires, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including reasonable related fees and expenses of counsel for the Underwriters (in an amount not to exceed $15,000)) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including reasonable related fees and expenses of counsel to the Underwriters) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing wrappers and any Blue Sky memoranda; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; and (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, and (k) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each

Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(i)(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Opinion and 10b-5 Statement of Counsel for the Company. Fenwick & West LLP shall have furnished to the Representatives such counsel’s written opinion and 10b-5 Statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion and 10b-5 Statement of Intellectual Property Counsel for the Company. Leydig, Voit & Mayer, Ltd. shall have furnished to the Representatives such counsel’s written opinion and 10b-5 Statement, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring Down Comfort. On the Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from KPMG LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 6.

(i) Officer’s Certificate. The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(j) No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) the Company shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (m), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(k) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) [Reserved.]

(m) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the Principal Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n) Exchange Listing. The Company shall have filed a Notification: Listing of Additional shares with the Nasdaq Stock Market LLC (“Nasdaq”) and shall have received no objection thereto from Nasdaq.

(o) Good Standing. The Representatives shall have received on and as of the Closing Date reasonably satisfactory evidence of the good standing of the Company in the State of Delaware and its good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(p) Lock Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors, and stockholders of the Company listed in Schedule D to this Agreement.

(q) Secretary’s Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(r) Additional Document. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any documented legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(b) [Reserved.]

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(c) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(c), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(d), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(c) then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(e) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.

(f) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 6(m) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this

Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on the Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives have advised or is advising the Company on other matters;

(b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime,

Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

15. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (i) TD Securities (USA) LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1130 and (ii) Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, Attention: Stuart R. Nayman, in each case with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: John T. Rudy; and

(b) if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to AnaptysBio, Inc., 10770 Wateridge Circle, Suite 210, San Diego, CA 92121, Attention: Eric Loumeau, email: eloumeau@anaptysbio.com, with a copy to Fenwick & West LLP, 555 California St # 12, San Francisco, CA 94104, Attention: Effie Toshav and Ryan Mitteness.

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (e) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. GOVERNING LAW, JURISDICTION, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. Each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: the statements concerning the Underwriters contained in the seventh and tenth through twelfth paragraphs under the heading “Underwriting.”

19. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

20. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

22. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

ANAPTYSBIO, INC.

By:	/s/ Daniel Faga
Name: Daniel Faga
Title: Chief Executive Officer

Accepted as of
the date first above written:

TD SECURITIES (USA) LLC

LEERINK PARTNERS LLC

Acting on their own behalf
and as Representatives of several
Underwriters listed on Schedule A to this Agreement.

TD SECURITIES (USA) LLC

By:	/s/ Brian Hagerty
Name: Brian Hagerty
Title: Managing Director

LEERINK PARTNERS LLC

By:	/s/ Murphy Gallagher
Name: Murphy Gallagher
Title: Senior Managing Director

SCHEDULE A

Name	Number of Shares of Stock to be Purchased
TD Securities (USA) LLC	825,150
Leerink Partners LLC	825,150
Piper Sandler & Co.	618,862
Guggenheim Securities, LLC	481,336
Total	2,750,498

SCHEDULE B

General Use Free Writing Prospectuses

None.

SCHEDULE C

Pricing Information

Stock to be Sold: 2,750,498 shares

Offering Price: $36.50 per share

Underwriting Discounts and Commissions: 6.0%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $94.4 million

SCHEDULE D

Daniel Faga

Paul Lizzul, M.D., Ph.D.

Eric J. Loumeau, J.D.

Dennis Fenton, Ph.D.

Magda Marquet, Ph.D.

Oleg Nodelman

Hollings Renton

John P. Schmid

J. Anthony Ware, M.D.

Rita Jain, M.D.

John Orwin

Dennis Mulroy

EcoR1 Capital Fund LP

EcoR1 Capital Fund Qualified LP

Exhibit I

Lock-Up Agreement

August ___, 2024

TD SECURITIES (USA) LLC

LEERINK PARTNERS LLC

As Representatives of the several Underwriters

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Leerink Partners LLC

255 California Street, 5th Floor

San Francisco, California 94111

Re: AnaptysBio, Inc. – Registration Statement on Form S-3 for Shares of Common Stock

Dear Sirs and Madams:

This letter agreement (“Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between AnaptysBio, Inc., a Delaware corporation (the “Company”), and TD Securities (USA) LLC (“TD Cowen”) and Leerink Partners LLC (“Leerink Partners”), as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed offering of shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Offering”).

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of TD Cowen and Leerink Partners, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or announce the intention to engage in, any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed an Agreement in substantially the same form as this Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The restrictions set forth in the immediately preceding paragraphs shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4) transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period,

(5) the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) (“10b5-1 Trading Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and, except as required by applicable securities laws (including disclosures pursuant to Item 408 of Regulation S-K of the Exchange Act), no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period,

(6) any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement); and

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to TD Cowen and Leerink Partners, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to TD Cowen and Leerink Partners, and (B) in the case of any transfer described in clause (1), (2), (3) or (6) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (B) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (C) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, and (D) in the case of any transfer pursuant to clause (6) above, such transfer is being made to satisfy tax withholding obligations. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock or settling restricted stock units (which exercises or settlement may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises or settlement on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such exercise or settlement during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant or settlement of a restricted stock unit, as applicable, and that the shares of Common Stock received upon exercise or settlement are subject to the restrictions of this Agreement.

Notwithstanding anything herein to the contrary, nothing herein shall prevent sales, by the undersigned, made pursuant to a 10b5-1 Trading Plan under the Exchange Act entered into prior to the date of this agreement; provided, that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sale has been executed pursuant to a 10b5-1 Trading Plan and shall also state the date such 10b5-1 Trading Plan was adopted.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If (i) the Company notifies TD Cowen and Leerink Partners in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by August 31, 2024, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder—Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

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